EXHIBIT 10.1

BUSINESS FINANCING MODIFICATION AGREEMENT

This Business Financing Modification Agreement is entered into as of April 13, 2015 by and between IZEA, INC. (“IZEA”), Ebyline, INC. (“Ebyline”) and BRIDGE BANK, NATIONAL ASSOCIATION (“LENDER”).

1.    DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by IZEA to Lender, IZEA is indebted to Lender pursuant to, among other documents, a Business Financing Agreement, dated March 1, 2013 by and between IZEA and Lender, as may be amended from time to time (the “Business Financing Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement. IZEA and Ebyline are also referred to herein individually as a “Borrower” and collectively, as the “Borrowers”.

Hereinafter, all indebtedness owing to Lender under the Business Financing Agreement shall be referred to as the "Indebtedness" and the Business Financing Agreement and any and all other documents executed in connection therewith in favor of Lender shall be referred to as the “Existing Documents.”

2.    ADDITIONAL BORROWER. As of the date hereof, Ebyline hereby joins as a party to the Business Financing Agreement and all other Existing Documents as a “Borrower” thereunder and hereunder and each reference to “Borrower” in the Existing Documents, and herein shall mean and refer to each of IZEA and Ebyline, individually and collectively. Any reference in the Existing Documents to Borrower, IZEA, or other terms that refer to a Borrower shall also mean and refer to Ebyline, and Borrowers and Lender acknowledge and agree that the Existing Documents shall remain in full force and effect in accordance with their terms. Ebyline (i) assumes, as a joint and several obligor thereunder, all of the Obligations, liabilities and indemnities of a Borrower under the Business Financing Agreement and all other Existing Documents; and (ii) covenants and agrees to be bound by and adhere to all of the terms, covenants, waivers, releases, agreements and conditions of or respecting a Borrower with respect to the Existing Documents and all of the representations and warranties contained in the Business Financing Agreement and the other Existing Documents with respect to a Borrower. Without limiting the generality of the foregoing, Ebyline grants Lender a security interest in the Collateral described in the Business Financing Agreement to secure performance and payment of all Obligations under the Business Financing Agreement, and authorizes Lender to file financing statements with all appropriate jurisdictions to perfect or protect Lender’s interest or rights hereunder and under the Existing Documents. Within 60 days of the date hereof, for each account that Ebyline maintains outside of Lender, Borrower shall cause the applicable Lender or financial institution at or with which any such account is maintained (including its account at Bank of America existing as of the date hereof) to execute and deliver an account control agreement or other appropriate instrument in form and substance satisfactory to Lender, and failure to comply with the foregoing shall constitute an Event of Default to which no cure period shall apply.

3.    DESCRIPTION OF CHANGE IN TERMS.

A.    Modification(s) to Business Financing Agreement:

(1)	The following defined terms set forth in Section 14.1 are hereby amended and restated in their entirety to read as follows:

“Credit Limit” means $5,000,000, which is intended to be the maximum amount of Advances at any time outstanding.

“Facility Fee” means a payment of an annual fee equal to 0.40% of the Credit Limit, due on May 1 of each year until this Agreement is terminated pursuant to Section 17 hereof.

“Termination Fee” means a payment equal to 0.70% of the Credit Limit divided by 80%.

(2)    Section 4.2(b) is amended and restated in its entirety to read as follows:

(b)    Termination Fee. In the event this Agreement is terminated by Borrower for any reason, or by Lender due to an Event of Default, prior to May 1, 2016, Borrower shall pay the Termination Fee to lender.

(3)    Section 6.15 is amended and restated in its entirety to read as follows:

6.15    Maintain all of its depository and operating accounts with Lender, provided however, Borrower may maintain (i) disbursement accounts with Paypal with a monthly average aggregate balance not to exceed $300,000, (ii) an operating account with CNL Bank with a monthly average aggregate balance not to exceed $25,000, (iii) a certificate of deposit with American Express Bank in an amount not to exceed $200,000 at any time and (iv) an operating account with Bank of America with a monthly aggregate average balance not to exceed $150,000 (together, the “Permitted Accounts”); provided, that such deposit account with Bank of America shall at all times after June 12, 2015 be subject to a deposit account control agreement in favor of Lender in form and substance satisfactory to Lender in its sole discretion). Borrower shall provide to Lender no later than 30 days after the end of each month, the monthly statements and such other reports related to the Permitted Accounts as Lender may request in its sole discretion.

(4)    The following is added as a new Section 19:

19.    Co-Borrowers.
19.1    Co-Borrowers. Borrowers are jointly and severally liable for the Obligations and Lender may proceed against one Borrower to enforce the Obligations without waiving its right to proceed against any other Borrower. This Agreement and the Loan Documents are a primary and original obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between Lender and any Borrower. Each Borrower shall be liable for existing and future Obligations as fully as if all of the Credit Extensions were advanced to such Borrower. Lender may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, all Borrowers, including without limitation advance request forms and compliance certificates. Each Borrower appoints each other Borrower as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of all Borrowers, to act as disbursing agent for receipt of any Credit Extensions on behalf of each Borrower and to apply to Lender on behalf of each Borrower for any Credit Extensions, any waivers and any consents. This authorization cannot be revoked, and Lender need not inquire as to one Borrower’s authority to act for or on behalf of another Borrower.
19.2    Subrogation and Similar Rights. Notwithstanding any other provision of this Agreement or any other Loan Document, each Borrower irrevocably waives, until all obligations are paid in full and Lender has no further obligation to make Credit Extensions to Borrowers, all rights that it may have at law or in equity (including, without limitation, any law subrogating a Borrower to the rights of Lender under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by a Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by a Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Lender and such payment shall be promptly delivered to Lender for application to the Obligations, whether matured or unmatured.
19.3     Waivers of Notice. Each Borrower waives, to the extent permitted by law, notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default except as set forth herein; notice of the amount of the Obligations outstanding at any time; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase a Borrower’s risk; presentment for payment; demand; protest and notice thereof as to any instrument; and all other notices and demands to which a Borrower would otherwise be entitled by virtue of being a co-borrower or a surety. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Lender’s failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Each Borrower also waives any defense arising from any act or omission of Lender that changes the scope of a Borrower’s risks hereunder. Each Borrower hereby waives any right to assert against Lender any defense (legal or equitable), setoff, counterclaim, or claims that such Borrower individually may now or hereafter have against another Borrower or any other Person liable to Lender with respect to the Obligations in any manner or whatsoever.
19.4    Subrogation Defenses. Until all Obligations are paid in full and Lender has no further obligation to make Credit Extensions to Borrowers, each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899, and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect.
19.5    Right to Settle, Release.
(a)The liability of Borrowers hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which Lender may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.
(b)Without notice to any given Borrowers and without affecting the liability of any given Borrowers hereunder, Lender may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the

Obligations with respect to any other Borrower by written agreement with such other Borrower, (ii) grant other indulgences to another Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to any other Borrower by written agreement with such other Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.
19.6    Subordination. All indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Obligations and a Borrower holding the indebtedness shall take all actions reasonably requested by Lender to effect, to enforce and to give notice of such subordination.
4.    PAYMENT OF REMAINING FACILITY FEE. On the date hereof, Borrowers shall pay Lender the Facility Fee in the amount of $20,000 in advance of its scheduled due date of May 1, 2015, plus all out-of-pocket expenses.

5.    CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

6.    NO DEFENSES OF BORROWER/GENERAL Release. Each Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each Borrower acknowledges that Lender would not enter into this Business Financing Modification Agreement without Borrowers’ assurance that it has no claims against Lender or any of Lender’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Business Financing Modification Agreement, each Borrower releases Lender, and each of Lender’s and entity’s officers, directors and employees from any known or unknown claims that a Borrower now has against Lender of any nature, including any claims that a Borrower, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Business Financing Agreement or the transactions contemplated thereby. Each Borrower waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
The provisions, waivers and releases set forth in this section are binding upon Borrowers and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Business Financing Modification Agreement and the Loan and Security Agreement, and/or Lender’s actions to exercise any remedy available under the Loan and Security Agreement or otherwise.
7.    CONTINUING VALIDITY. Each Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon each Borrower's representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Business Financing Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Business Financing Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Business Financing Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrowers to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Business Financing Modification Agreement.

The terms of this paragraph apply not only to this Business Financing Modification Agreement, but also to any subsequent Business Financing modification agreements.
8.    NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

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9.    COUNTERSIGNATURE. This Business Financing Modification Agreement shall become effective only when executed by Lender and Borrowers.

BORROWERS:                    LENDER:

IZEA, INC.                    BRIDGE BANK, NATIONAL ASSOCIATION

By: /s/ LeAnn C. Hitchcock            By: __/s/ Cynthia Tung__________________

Name: LeAnn C. Hitchcock            Name: __Cynthia Tung        ___________

Title:      Chief Financial Officer            Title: ___Senior Vice President_____________

EBYLINE, INC.

By:     /s/ LeAnn C. Hitchcock

Name:     LeAnn C. Hitchcock

Title:     Chief Financial Officer